UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 7, 2007

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware   0-26494   52-1868008
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    (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
    of incorporation)      Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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(Address of principal executive office and zip code)

(410) 277-3740
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Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 8.01 Other Events.

Contingent Conversion of the Company’s Equity Securities

Shares of Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) were issued by GSE Systems, Inc. (the “Company”) pursuant to the terms of the Company’s February 2006 offering of units consisting of up to $4.25 million of preferred shares and warrants (the “Offering”) as further described in the Company’s Form 8-K and registration statement on Form S-3, as amended, filed with the Commission on March 6, 2006 and May 30, 2006, respectively. The minimum investment was $50,000 and the price per share at which the Convertible Preferred Stock was offered was $100 (or 500 shares per the minimum investment).

As provided in Section 7(c) of the Certificate of Designation (previously filed as an Exhibit to the Company’s March 6, 2006 Form 8-K), at any time after March 1, 2007, the date corresponding to the 366th day from the Closing Date, the Company had the right to convert all shares of the Convertible Preferred Stock into shares of Company Common Stock (the “Common Stock”) when the average of the current stock price during the twenty (20) trading days immediately prior to the conversion date exceeded two hundred percent (200%) of the conversion price ($1.77 per share).

On March 7, 2007, the Company exercised its contingent conversion right pursuant to Section 7(c) of the Certificate of Designation and converted the remaining 20,000 outstanding shares of its Convertible Preferred Stock into 1,129,946 shares of Company Common Stock. After conversion, the Company had 13,098,415 shares of Common Stock outstanding and no shares of Convertible Preferred Stock outstanding.

As of March 7, 2007, all 42,500 preferred shares had been converted into 2,401,133 common shares either by the holder or by the Company as provided in Section 7 of the Certificate of Designation.

The average closing price on the American Stock Exchange over the last twenty (20) trading days exceeded 200% of the conversion price or $3.54 per share. The number of shares of Common Stock to which a holder of Convertible Preferred Stock was entitled upon conversion under Section 7(c) of the Certificate of Designation was approximately 56.497 shares of Common Stock for each share of Convertible Preferred Stock.

Dividends:

The holders of Convertible Preferred Stock were entitled to receive cumulative dividends on a semiannual basis every June 30 and December 30 (as further described in the Company’s Form 8-K and Form S-3, as amended, filed with the Commission on March 6, 2006 and May 30, 2006, respectively). In 2006, the Company paid dividends totaling $279,000 to the preferred shareholders. At March 7, 2007 the Company has accrued dividends payable of $49,000. Dividends on the Convertible Preferred Stock accrued on a daily basis from and including the date of issuance at the rate of eight percent (8%) per annum.

The foregoing is a brief description of the terms of the various agreements and documents described herein and by its nature is incomplete. It is qualified in its entirety by the text of the respective agreements and documents, copies of which are included herewith as Exhibits to this Current Report. All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3(i) 1
Third Amended and Restated Certificate of Incorporation of the Company. Previously filed in connection with the GSE Systems, Inc. Form 8-K as filed with the Securities and Exchange Commission on October 24, 2001 and incorporated herein by reference.

3(ii)1
Form of Amended and Restated Bylaws of the Company. Previously filed in connection with Amendment No.1 to the GSE Systems, Inc. Form S-1 Registration Statement as filed with the Securities and Exchange Commission on June 14, 1995 and incorporated herein by reference.

4.1
Certificate of Designation, Preferences and Rights of Series A Cumulative Preferred Stock dated as of February 28, 2006 providing for the issuance of a series of 42,500 shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, filed as an Exhibit to the Registration Statement on Form S-3 filed with the SEC on May 30, 2006 (File No. 333-134569), as amended by a Form S-3/A filed with the SEC on July 25, 2006 (File No. 333-126472), and as further amended by a Form S-3/A filed with the SEC on July 26, 2006 (File No. 333-134569), August 31, 2006 (333-134569), September 28, 2006 (333-134569) and October 20, 2006 (333-134569).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        GSE SYSTEMS, INC.

Date: March 12, 2007            /s/ Jeffery G. Hough
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Jeffery G. Hough
Senior Vice President and CFO